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                                                                    EXHIBIT 21.0

                          SUBSIDIARIES OF S2 GOLF INC.


                                        NAMES UNDER
                NAME OF                  WHICH IT               JURISDICTION
              SUBSIDIARY             CONDUCTS BUSINESS        OF INCORPORATION
              ----------             -----------------        ----------------

1.  S2 Golf Acquisition Corp.      S2 Golf Acquisition Corp.      New Jersey
                                   Lady Fairway






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